EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated February 6, 2004 accompanying the financial statements of Ignition Mortgage Technology Solutions, Inc. appearing in the Current Report on Form 8-K/A of LION, Inc. dated February 23, 2004. We hereby consent to the incorporation by reference in the Registration Statement of LION, Inc. on Form S-8 (File No. 333-107402) effective July 28, 2003.


/s/  Grant Thornton LLP

Portland, Oregon
August 20, 2004